Exhibit 32.1

I, T. Tracy Bilbrough, Chief Executive Officer of Juno Lighting, Inc. certify that:

1. The quarterly report on Form 10-Q for the quarter ended February 28, 2005, as filed with the Securities and Exchange Commission on April 14, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 14, 2005

/s/ T. Tracy Bilbrough
T. Tracy Bilbrough
Chief Executive Officer